UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

YOUNG BROADCASTING INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules l4c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUBJECT TO COMPLETION, YOUNG BROADCASTING INC. INTENDS TO DELIVER A DEFINITIVE INFORMATION STATEMENT ON JULY 12, 2005, TO ITS STOCKHOLDERS OF RECORD ON JULY 11, 2005.

YOUNG BROADCASTING INC.
599 Lexington Avenue
New York, NY  10022

INFORMATION STATEMENT

To the Stockholders of Young Broadcasting Inc.:

This Information Statement is being furnished on or about ______, 2005 by Young Broadcasting Inc., a Delaware corporation (the “Corporation”), to holders of the Corporation’s issued and outstanding common stock as of _______, 2005, pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Article I, Section 9 of the Corporation’s bylaws.

The purpose of this Information Statement is to inform you that on June 23, 2005 (the “Record Date”), the Board of Directors of the Corporation (the “Board”) unanimously approved and recommended that the Corporation’s Restated Certificate of Incorporation (the “Current Certificate of Incorporation”) be amended to provide that the Corporation’s Class A and Class B common stockholders, to the extent entitled to vote thereon, shall vote as separate classes, and not jointly, on four specific matters (the “Charter Amendment”).

On June 27, 2005, in accordance with the DGCL and the Corporation’s bylaws, the holders of shares of the Corporation’s common stock having the number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, approved the Charter Amendment by written consent. Accordingly, the Corporation will not hold a meeting of its stockholders to consider or vote upon the Charter Amendment. We expect that the Charter Amendment will become effective after _______, 2005.

The date of this Information Statement is _______, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

JAMES A. MORGAN
Secretary

QUESTIONS AND ANSWERS ABOUT THE CHARTER AMENDMENT

Q:   WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A:   Applicable laws require us to provide you information regarding the Charter Amendment even though your vote is neither required nor requested for the Charter Amendment to become effective.

Q:   WHAT WILL I RECEIVE IF THE CHARTER AMENDMENT IS COMPLETED?

A:   Nothing. The Charter Amendment will only modify the Current Certificate of Incorporation.

Q:   WHEN DO YOU EXPECT THE CHARTER AMENDMENT TO BECOME EFFECTIVE?

A:   We expect to file a Restated Certificate of Incorporation reflecting the Charter Amendment with the Secretary of State of Delaware on or after _____, 2005, the 20th day following the mailing of this information statement.

Q:   HOW IS THE CHARTER BEING AMENDED?

A:   The Current Certificate of Incorporation is being amended to require that the Class A and Class B  common stockholders each vote as a separate class on four specific matters. Currently, all stockholders of the Corporation vote together as a single class on all matters.

Q:   WHAT EFFECT WILL THE CHARTER AMENDMENT HAVE?

A:   The Charter Amendment will give the holders of a majority of the Corporation’s outstanding Class A common stock the ability to block the approval of any of the four specified matters. Similarly, the Charter Amendment will give the holders of a majority of the Corporation’s outstanding Class B common stock the ability to block the approval of any of the four specified matters. See “Effect of Charter Amendment; Possible Anti-takeover Effects.”

Q:   WHY AM I NOT BEING ASKED TO VOTE?

A:   The holders of outstanding shares representing a majority of the required votes have already approved the Charter Amendment pursuant to written consent in lieu of a meeting. Such approval, together with the approval of the Corporation’s Board of Directors, is sufficient under the DGCL and no further approval by our stockholders is required.

Q:   WHAT DO I NEED TO DO NOW?

A:   Nothing. This information statement is purely for your information and does require or request you to do anything.

Q:   WHOM CAN I CALL WITH QUESTIONS?

A:   If you have questions about the Charter Amendment, please contact James A. Morgan, the Corporation’s Chief Financial Officer, at (212) 754-7070.

i

AMENDMENT OF THE CURRENT CERTIFICATE OF INCORPORATION

Background and Reasons for the Charter Amendment

The Corporation has three classes of Common Stock, designated as Class A, Class B and Class C. Each class of Common Stock has substantially identical rights, except with respect to voting. Holders of Class C Common Stock (“Class C Common”) are not entitled to vote, except in connection with any change to the provisions of the Corporation’s Current Certificate of Incorporation relating to the Class C Common or which would adversely affect the powers, preferences or special rights of the Class C Common or the Class A Common. As of the Record Date, there were no shares of Class C Common outstanding. The Class A Common Stock (“Class A Common”) entitles its holders to one vote per share on all matters submitted to a vote of the holders of Common Stock. The Class B Common Stock (“Class B Common”) entitles its holders to ten votes per share on such matters, except that holders of the Class B Common shall be entitled to only one vote per share on the following matters:

(1) any Going-Private “Rule 13e-3 Transaction,” as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. Section 240.13e-3, as amended from time-to-time, promulgated under the Securities Exchange Act of 1934, as amended, between the Corporation and (i) Vincent Young or Adam Young, (ii) any Affiliate (as defined in the Current Certificate of Incorporation) of Vincent Young or Adam Young, or (iii) any group in which Vincent Young or Adam Young or an Affiliate of Vincent Young or Adam Young is a member;

(2) any sale, lease, or exchange of all or substantially all of the assets of the Corporation, whether in one transaction or a series of related transactions, other than to a Person or Persons in which the holders of Common Stock of the Corporation immediately prior to the consummation of such sale, lease or exchange hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of such Person or Persons immediately after such consummation;

(3) any sale or transfer, whether in one transaction or a series of related transactions, which would cause a fundamental change in the nature of the Corporation as a holder of multiple broadcast properties and the licenses relating thereto; or

(4) any merger or consolidation of the Corporation, other than a merger or consolidation following the consummation of which the holders of Common Stock of the Corporation immediately prior to such merger or consolidation hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of the Person formed by such merger or consolidation immediately after such consummation.

Under the Current Certificate of Incorporation, all classes of Common Stock entitled to vote on any matter vote together as a single class except as otherwise required by law.

All of the Corporation’s outstanding shares of Class B Common are beneficially held by members of Corporation management or a defined group of relatives of Vincent Young and Adam Young (the “Management Group”). In the event any shares of Class B Common Stock are transferred outside of the Management Group, such shares automatically convert into shares of Class A Common.

The Board believes the fact that the Corporation’s Class A Common is trading at historic lows may leave the Corporation and its stockholders at increased risk of a coercive or inadequate unsolicited tender offer. The addition of the class voting requirement will make it more difficult for an inadequate, coercive or other offer to be approved, as it will make it impossible to effect a  change of control transaction without the approval of a majority of both the Class A and Class B stockholders voting as separate classes. See “Effect of Charter Amendment; Possible Anti-takeover Effects.”

Board Recommendation and Approval of Stockholders

On June 23, 2005, our Board of Directors, declaring it advisable, recommended that the Corporation’s Current Certificate of Incorporation be amended.

Approval of the Charter Amendment required the affirmative vote of the holders of a majority of the Class A Common and Class B Common outstanding on the Record Date, voting together as one class. On the Record Date there were 18,069,135 shares of Class A Common and 1,941,414 shares of Class B Common outstanding. As of the Record Date, Vincent Young, Deborah McDermott, and James Morgan, each a director and executive officer of the Corporation, together with other members of the Young family and trust and partnership entities maintained for the benefit of members of the Young family, beneficially possessed shares of common stock having more than the aggregate number of votes that would be necessary to approve the Charter Amendment at a meeting at which all shares entitled to vote were present and voted. On June 27, 2005, sufficient shares belonging to Vincent Young, Deborah McDermott, James Morgan, other members of the Young family and certain trust and partnership entities maintained for the benefit of members of the Young family, were voted in favor of the Charter Amendment and the Charter Amendment was therefore approved.

The Corporation’s Board of Directors reserved the right to abandon the Charter Amendment prior to its effective time.

Description of the Charter Amendment

The following language will be added to Section 4(b)(ii)(D) of the Current Certificate of Incorporation:

“Notwithstanding the foregoing, for each of the matters set forth in paragraph (B)(1) through (4) of this Section 4(b)(ii) on which the stockholders of the Corporation shall be entitled to vote, the holders of Class A Common and the holders of Class B Common shall vote as separate classes and not jointly on each such matter, and the vote required to approve each such matter is the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common and the holders of a majority of the outstanding shares of the Class B Common, each voting as a separate class and not jointly.”

After giving effect to the Charter Amendment, Section 4(b)(ii)(D) of the Certificate of Incorporation shall read in its entirety as follows:

“Class Voting. On any matter on which the holders of shares of Class A Common, the holders of shares of Class B Common and the holders of Class C Common are entitled to vote, except as otherwise required by law, all classes of Common Stock entitled to vote shall vote together as a single class. Notwithstanding the foregoing, for each of the matters set forth in paragraph (B)(1) through (4) of this Section 4(b)(ii) on which the stockholders of the Corporation shall be entitled to vote, the holders of Class A Common and the holders of Class B Common shall vote as separate classes and not jointly on each such matter, and the vote required to approve each such matter is the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common and the holders of a majority of the outstanding shares of the Class B Common, each voting as a separate class and not jointly.”

The effect of the Charter Amendment is to require the affirmative vote of the holders of a majority of the outstanding Class A Common and the holders of a majority of the outstanding Class B Common, each voting as a separate class and not jointly, to approve any of the following transactions on which the Corporation’s stockholders are entitled to vote (the “Class Vote Transactions”):

(1) any Going-Private “Rule 13e-3 Transaction,” as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. Section 240.13e-3, as amended from time-to-time, promulgated under the Securities

Exchange Act of 1934, as amended, between the Corporation and (i) Vincent Young or Adam Young, (ii) any Affiliate (as defined in the Current Certificate of Incorporation) of Vincent Young or Adam Young, or (iii) any group in which Vincent Young or Adam Young or an Affiliate of Vincent Young or Adam Young is a member;

(2) any sale, lease, or exchange of all or substantially all of the assets of the Corporation, whether in one transaction or a series of related transactions, other than to a Person or Persons in which the holders of Common Stock of the Corporation immediately prior to the consummation of such sale, lease or exchange hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of such Person or Persons immediately after such consummation;

(3) any sale or transfer, whether in one transaction or a series of related transactions, which would cause a fundamental change in the nature of the Corporation as a holder of multiple broadcast properties and the licenses relating thereto; or

(4) any merger or consolidation of the Corporation, other than a merger or consolidation following the consummation of which the holders of Common Stock of the Corporation immediately prior to such merger or consolidation hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of the Person formed by such merger or consolidation immediately after such consummation.

The Charter Amendment will give the Management Group, including certain executive officers of the Corporation and members of the Young family, the ability, by a majority vote of the Class B Common, to block the approval of any Class Vote Transaction. Similarly, holders of the Class A Common will have the ability, by a majority vote of the Class A Common, to block the approval of any Class Vote Transaction.

The Current Certificate of Incorporation is filed as Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000. See “Available Information.”

Effect of the Charter Amendment; Possible Anti-takeover Effects

Under the Current Certificate of Incorporation, a Class Vote Transaction could be approved without the affirmative vote of holders of a majority of the Class B Common, provided that enough votes are cast by holders of the Class A Common in favor of any such Class Vote Transation. The Charter Amendment will change the number of votes required to approve Class Vote Transactions from a simple majority of the voting power of the outstanding shares of the Corporation’s common stock to a majority of each of the Class A Common and Class B Common, voting as separate classes.

In potential takeover scenarios, the Charter Amendment will change the number of votes required to approve mergers and sales of substantially all of the assets of the Corporation, if a change in control of the Corporation would result, from a simple majority of the outstanding shares of the Corporation’s common stock to a majority of each of the Class A Common and Class B Common. As a result, the Management Group will be able to prevent any of these transactions from taking place. This may permit current members of management, including certain of the Corporation’s current board members, to retain their position and thwart takeover attempts that would otherwise provide stockholders with the opportunity to sell their shares at a premium over the then current market price. Any group of holders of Class A Common possessing a majority of the voting power of the Class A Common will also be able to prevent any of these transactions from taking place and thwart takeover attempts that would otherwise provide stockholders with the opportunity to sell their shares at a premium over the then current market price.

The Charter Amendment may also have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of unsolicited takeover attempts, the Charter Amendment may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal. To the extent that the Charter

Amendment may have anti-takeover effects, it may also enable the Board of Directors to consider strategic alternatives to any takeover attempt in a manner that best serves the interests of all the Corporation’s stockholders.

The Charter Amendment also changes the number of votes required to approve a fundamental change in the nature of the Corporation as a holder of multiple broadcast properties and the licenses relating thereto from a simple majority of the voting power of the outstanding shares of the Corporation to a majority of the voting power of each of the Class A Common and Class B Common, voting as separate classes.

Effectiveness of Charter Amendment

The Charter Amendment will become effective upon the filing of a Restated Certificate of Incorporation, incorporating the Charter Amendment, with the Secretary of State of the State of Delaware or upon such later date as specified by the Corporation. In no case will the Charter Amendment take effect sooner than twenty (20) days after this Information Statement has been sent to stockholders.

No Dissenters’ Rights

Under the DGCL, stockholders are not entitled to dissenters’ rights with respect to any of the matters set forth herein, and the Corporation will not independently provide stock holders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CHARTER AMENDMENT

Certain of the Corporation’s directors and executive officers beneficially own shares of Class A Common and/or Class B Common as set forth below in “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. The Charter Amendment will make it extremely difficult for any other person or persons to gain control of the Corporation without the approval of such directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of June 1, 2005 regarding the beneficial ownership of the Corporation’s Common Stock by (i) each executive officer of the Corporation, (ii) each director of the Corporation, (iii) each stockholder known by the Corporation to beneficially own 5% or more of such Common Stock and (iv) all directors and executive officers, as a group. Except as otherwise indicated, the address of each beneficial holder of the Corporation’s Common Stock listed below is the same as the Corporation’s, 599 Lexington Avenue, New York, New York 10022.

	Class A Common Stock			Class B Common Stock			Percent of Vote as a
Beneficial Owner	Number(1)		Percent(2)	Number(1)		Percent(2)	Single Class(2)
Vincent J. Young	3,984	(3)(4)	*	2,064,717	(5)	62.4	40.5
James A. Morgan	500	(4)(6)	*	456,028	(7)	19.2	10.9
Deborah A. McDermott	800	(4)	*	199,888	(8)	9.3	5.1
Alfred J. Hickey, Jr.(9)	25,525		*	—		—	*
Leif Lomo(10)	30,350		*	—		—	*
David C. Lee(11)	8,196		*	—		—	*
Richard C. Lowe(12)	16,750		*	—		—	*
Reid Murray	—		—	—		—	—
Ronald Kwasnick(13)	389,145	(4)(14)	2.2	—		—	1.0
Mario J. Gabelli and various related entities(15) c/o Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	5,341,557		29.6	—		—	14.2
NewSouth Capital Management, Inc.(16) 1000 Ridgeway Loop Road Memphis, TN 38120	1,578,422		8.7	—		—	4.2
Eric Semler(17) 888 Seventh Avenue, Suite 1504 New York, New York 10019	1,370,629		7.6	—		—	3.7
Westport Asset Management, Inc.(18) 253 Riverside Avenue Westport, CT 06880	1,103,100		6.1	—		—	2.9
All directors and executive officers as a group (8 persons)	91,389	(19)	*	2,729,853	(20)	70.1	48.0

*                     Less than 1%.

  (1)     Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned by each person as of June 1, 2005 includes shares of Common Stock that such person had the right to acquire on or within 60 days after June 1, 2005, including, but not limited to, upon the exercise of options.

  (2)     Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share, except for votes relating to certain significant transactions. Without giving effect to the Charter Amendment, holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A Common Stock is based on 17,990,112 shares of Class A Common Stock outstanding and percentage of beneficial ownership of Class B Common Stock is based on 1,970,634 shares of Class B Common Stock outstanding. For directors and executive officers, these percentages were calculated after giving effect to the exercise of options held by each director or executive officer, as applicable.

  (3)     Includes 2,812 shares held by his wife.

  (4)     Does not include shares held through the 401(k) Plan. The 401(k) Plan offers matching contributions on a quarterly basis in the form of Class A Common Stock.

  (5)     Includes 53,200 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2011, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 10,050 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust. Also includes (i) 1,314,250 shares issuable upon the exercise of options granted pursuant to the Corporation’s 2004 Equity Incentive Plan (the “2004 Plan”) and (ii) 20,833 shares issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan. Does not include 385,000 shares held by Spray-V Limited Partnership for which Vincent Young serves as a director and may be deemed to beneficially own such shares pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934.

  (6)     Includes 300 shares held by a family trust.

  (7)     Includes 5,418 shares held for the benefit of his minor children. Also includes (i) 395,025 shares issuable upon the exercise of options granted pursuant to the 2004 Plan and (ii) 7,333 shares issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

  (8)     Includes (i) 178,000 shares issuable upon the exercise of options granted pursuant to the 2004 Plan and (ii) 7,333 shares issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

  (9)     Represents 25,525 shares issuable upon the exercise of stock options, 24,525 of which were granted under the 2004 Plan.

(10)     Includes 29,350 shares issuable upon the exercise of stock options, 28,350 of which were granted under the 2004 Plan.

(11)     Includes 7,196 shares issuable upon exercise of options granted under the 2004 Plan.

(12)     Represents 16,750 shares issuable upon exercise of options granted under the 2004 Plan.

(13)     Mr. Kwasnick retired from his employment as President of the Corporation on March 31, 2004.

(14)     Includes 300,750 shares issuable upon the exercise of options granted pursuant to the 2004 Plan.

(15)     Represents shares beneficially owned by Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Advisers, Inc., Gabelli Asset Management, Inc., MJG Associates, Inc., Gabelli & Company, Inc. and Gabelli Securities, Inc., as reported in a Schedule 13D filed with the SEC in May 2005.

(16)     Represents shares beneficially owned by NewSouth Capital Management, Inc. on behalf of its clients, as reported in a Schedule 13G/A filed in February 2005.

(17)     Represents shares beneficially owned by Eric Semler, as reported in a Schedule 13G/A filed in May 2005.

(18)     Represents shares beneficially owned by Westport Asset Management, Inc., on behalf of its clients, as reported in a Schedule 13G/A filed in February 2005.

(19)     Includes 78,821 shares of common stock issuable upon the exercise of stock options, 76,821 of which were granted under the 2004 Plan.

(20)     Includes (i) 1,887,275 shares of common stock issuable upon the exercise of options granted under the 2004 Plan and (ii) 35,499 shares of common stock issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

ADDITIONAL AND AVAILABLE INFORMATION

Young Broadcasting Inc. is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.